UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 17, 2011

TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

2011 Long-Term Incentive Awards

On February 17, 2011, the Compensation Committee of the Board of Directors (including a subcommittee of “outside” directors, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended) (the “Compensation Committee”) of Time Warner Cable Inc. (the “Company”) approved long-term incentive awards for the Company’s executive officers.  In a change from past practice, 60% of the value of the long-term awards have a one-year performance-based vesting condition based on the Company’s 2011 operating income before depreciation of tangible assets and amortization of intangible assets (with certain non-discretionary adjustments) minus capital expenditures (the “performance condition”).  The long-term incentive value awarded to each executive officer was awarded 20% in stock options with a performance-based vesting condition (the “Performance Options”), 40% in restricted stock units with a performance-based vesting condition (the “Performance RSUs”) and 40% in stock options with only a service-based vesting condition.  The long-term incentive target values of the awards in February 2011 to each of Glenn Britt, Chairman and Chief Executive Officer, Michael LaJoie, Executive Vice President & Chief Technology Officer, and Marc Lawrence-Apfelbaum, Executive Vice President, General Counsel & Secretary, were generally consistent with the target value of awards granted to such officers in 2010, and the target values of the awards to Robert Marcus, President and Chief Operating Officer (and acting Chief Financial Officer) were based on the new long-term incentive target discussed below.  Pursuant to their terms, the stock options become exercisable and vest in four equal installments commencing on the first anniversary of the date of grant and expire ten year years from the date of grant, subject to continued employment and, in the case of the Performance Options, the satisfaction of the performance condition, and the Performance RSUs vest in equal installments on the third and fourth anniversaries of the date of grant, subject to continued employment and the satisfaction of the performance condition.  The awards are subject to accelerated vesting upon the occurrence of certain events such as retirement, death or disability.  The Performance Options and Performance RSUs are forfeited if the performance condition is not satisfied, except in the case of death, disability or change in control of the Company occurring before the expiration of the one-year performance period in which case, the performance condition is generally deemed satisfied, as described in more detail in the applicable award agreement.

The forms of agreement for the Performance Options and Performance RSUs were filed as Exhibits 10.51 and 10.55, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and are hereby incorporated by reference.

Compensation of the President and Chief Operating Officer

On February 17, 2011, the Compensation Committee also approved the annual salary and annual and long-term incentive award targets for Robert Marcus, effective as of December 14, 2010, the date of his appointment as the Company’s President and Chief Operating Officer.  The Compensation Committee approved for Mr. Marcus an annual base salary of $1.0 million, target short-term incentive value of $2.5 million and target long-term incentive value of $4.5 million.

Item 9.01      Financial Statements and Exhibits.

99.1
Form of Performance-Based Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”)).

99.2	Form of Performance-Based Restricted Stock Units Agreement and Addendum thereto (applicable to certain officers) (incorporated by reference to Exhibit 10.55 to the Company’s 2010 Form 10-K.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Date:   February 24, 2011

Exhibit Index

Exhibit No.                                Description

99.1
Form of Performance-Based Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”)).

99.2	Form of Performance-Based Restricted Stock Units Agreement and Addendum thereto (applicable to certain officers) (incorporated by reference to Exhibit 10.55 to the Company’s 2010 Form 10-K.)